Exhibit 99.3
Numerex Corp
Unaudited Pro Forma Financial Information
July 31, 2007, Numerex Corp. (Numerex) through it subsidiary, Orbit One Communications, LLC completed the acquisition of the assets of Orbit One Communications, Inc (“OOCI”). The unaudited pro forma combined condensed consolidated balance sheet as of June 30, 2007 assumes that the acquisition occurred on June 30, 2007 rather than the actual closing date of July 31, 2007. The unaudited pro forma combined consolidated statements of operations for the six months ended June 30, 2007 and for the twelve months ended December 31, 2006 assumes that the acquisition occurred on January 1, 2006 and January 1, 2005 respectively.
The unaudited pro forma information is based on the historical consolidated financial statements of Numerex and those of OOCI, as described in the pro forma financial statements, under the purchase method of accounting and the adjustments as described in the accompanying notes to the unaudited pro forma combined condensed consolidated financial statements. The pro forma combined condensed consolidated balance sheet, statements of operations and accompanying notes are qualified in their entirety and should be read in conjunction with the historical consolidated financial statements and accompanying notes in Numerex’s annual report on Form 10-K and OOCI’s audited consolidated financial statements for the period ended December 31, 2006 which are incorporated herein as Exhibit 99.1.
These proforma financial statements reflect actual cash paid of $5.5 million as well as associated transaction costs for the acquisition of the assets of OCCI. They do not reflect any subsequent payments which could include additional cash payments of $2.5 million. Additionally, upon achievement of certain revenue and EBITDA performance objectives and milestones, Orbit One is entitled to earn-out payments of up to 1,100,000 shares of the Company’s Class A common stock. If the performance targets are exceeded, Orbit One may receive up to an additional 471,729 shares of the Company’s Class A common stock and an additional cash payment of $2.5 million. The earn-out milestones are measured over three periods: (i) from the closing date of the transaction through December 31, 2007; (ii) calendar year 2008; and (iii) calendar year 2009. The Company and Orbit One entered into an escrow agreement, whereby 10% of the cash payments not subject to performance-related milestones were placed in escrow for one year from the closing date in order to settle any indemnification claims under the Agreement and subject to the limitations described therein. Any additional payments of either cash or equity will be reflected as incremental goodwill.
The unaudited pro forma combined condensed consolidated financial statements presented are for informational purposes only and do not purport to represent what Numerex’s financial position or results of operations would have been as of the date or for the period presented had the acquisition in fact occurred on such date or at the beginning of the period indicated, or to project Numerex’s financial position or results of operations for any future date or period. For purposes of preparing Numerex’s consolidated financial statements subsequent to the acquisition, Numerex will establish a new basis for the assets and liabilities of Orbit One Communications, LLC based upon the fair values thereof and Numerex’s purchase price, including the costs of the acquisition. A final determination of the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values has not yet been completed. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma combined condensed consolidated financial statements are preliminary and have been made solely for purposes of developing such unaudited pro forma combined condensed consolidated financial statements. As a result of these factors, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein. The unaudited pro forma combined condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of Numerex and OOCI, including the related notes thereto.

NUMEREX CORP. AND SUBSIDIARIES
UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2007
(in thousands)

		Orbit One
		Communications,	Proforma
	Numerex	Inc.	Adjustments			Pro Forma
	2007	2007	for acquisition	Notes		Consolidated

ASSETS
CURRENT ASSETS
Cash and cash equivalents	17,362	2,448	(7,948)	(a	)	11,862
Accounts receivable:	15,104	230				15,334
Inventory	5,552	1,181				6,733
Prepaid expenses and other current assets	4,043	416				4,459

TOTAL CURRENT ASSETS	42,061	4,275	(7,948)			38,388

Property and Equipment, Net	1,312	763	(116)	(b	)	1,959
Goodwill, Net	16,985	0	2,204	(b	)	19,189
Other Intangibles, Net	6,465	39	940	(b	)	7,444
Software, Net	2,121	378	908	(b	)	3,407
Other Assets	653	16	0			669
Assets from Discontinued Operations	0	864	(864)	(c	)	0
Deferred tax asset — LT	2,070	0	0			2,070

TOTAL ASSETS	71,667	6,335	(4,876)			73,126

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	10,866	411				11,277
Other current liabilities	2,126	452	(218)	(b	)	2,360
Notes payable, current	1,858	1,680	(1,680)	(b	)	1,858
Deferred revenues and capital leases	1,099	927				2,026

TOTAL CURRENT LIABILITIES	15,949	3,470	(1,898)			17,521

LONG TERM LIABILITIES
Obligations under capital leases and other long term liabilities	327	5				332
Notes Payable	12,181					12,181

TOTAL LONG TERM LIABILITIES	12,508	5	0			12,513

SHAREHOLDERS’ EQUITY
Common Stock	44,670		(118)	(g	)	44,552
Paid in Capital	2,896	158	(158)	(g	)	2,896
Treasury Stock	(5,053)	(1,125)	1,125	(g	)	(5,053)
Accumulated comprehensive income (loss)	(8)					(8)
Accumulated earnings	705	3,827	(3,827)	(g	)	705

TOTAL SHAREHOLDERS’ EQUITY	43,210	2,860	(2,978)			43,092

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	71,667	6,335	(4,876)			73,126

NUMEREX CORP. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED PROFORMA STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2007

		Orbit One
		Communications,
	Numerex Corp	Inc.
	Six months	Six months
	ended June 30,	ended June 30,	Adjustments			Pro Forma
	2007	2007	for acquisition	Notes		Consolidated
Total net sales	$29,356	$3,599				$32,955

Cost of sales (excluding depreciation)	19,262	754				20,016
Depreciation and amortization	32	—				32

Gross Profit	10,062	2,845				12,907

Selling, general, and administrative expenses	7,480	1,548				9,028
Research and development expenses	622	411				1,033
Depreciation and amortization	988	144	150	(d	)	1,282
Bad Debt Expense	249	—				249

Operating earnings (loss)	723	742	(150)			1,315
Net interest expense	(502)	96	(138)	(e	)	(544)
Gain on sale of assets	—	(1)				(1)
Net other income and (expense)	(17)	63				46

Total other income and (expense)	(519)	158	(138)			(499)

Earnings (loss) before income taxes	204	900	(288)			816
Provision for income taxes	100	360	(115)	(f	)	345

Net earnings (loss)	$104	$540	$(173)			$471

Basic earnings (loss) per share	$0.01					$0.04

Diluted earnings (loss) per share	$0.01					$0.03

Weighted average common shares used in per share calculation
Basic	13,081		—			13,081

Diluted	13,780		—			13,780

See accompanying notes to the unaudited consolidated proforma statement of operations.

NUMEREX CORP. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED PROFORMA STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2006

		Orbit One
		Communications,
	Numerex Corp	Inc.
	TWELVE	TWELVE
	MONTHS	MONTHS
	ENDED	ENDED
	DECEMBER 31,	DECEMBER 31,	Adjustments			Pro Forma
	2006	2006	for acquisition	Notes		Consolidated
Total net sales	52,788	12,422				65,210

Cost of sales (excluding depreciation)	27,967	5,174				33,141
Cost of services	5,750	—				5,750
Depreciation and amortization	149	—				149

Gross Profit	18,922	7,248	—			26,170

Selling, general, and administrative expenses	12,088	3,140				15,228
Research and development expenses	1,067	178				1,245
Depreciation and amortization	1,755	170	300	(d	)	2,225
Bad Debt Expense	198	—				198
Goodwill impairment	2,140					2,140

Operating earnings (loss)	1,674	3,760	(300)			5,134
Net interest expense	(552)	62	(275)	(e	)	(765)
Gain on sale of assets	—	23				23
Net other income and (expense)	31	101				132

Earnings before income taxes	1,153	3,946	(575)			4,524
Provision for income taxes	(2,950)	1,578	(230)	(f	)	(1,602)

Net earnings	4,103	2,368	(345)			6,126
Foreign Currency translation adjustment	10					10
Comprehensive earnings	4,093	2,368	(345)			6,116

Basic earnings per share	$0.33					$0.49

Diluted earnings per share	$0.32					$0.47

Weighted average common shares used in per share calculation
Basic	12,502					12,502

Diluted	12,985					12,985

See accompanying notes to the unaudited consolidated proforma statement of operations

NUMEREX CORP.
PROFORMA ADJUSTMENTS
NOTES TO UNAUDITED FINANCIAL STATEMENTS AS OF JUNE 30, 2007 AND DECEMBER 31, 2006
(In thousands, except share information)
(a)	Reflects the cash paid of $5,500. Cash of Orbit One Communications, Inc. (“OOCI”) was not included in the transaction.

(b)	The assets acquired and the liabilities assumed in the OOCI transaction have been reflected at their fair values, and the excess cost over net tangible and intangible assets acquired is reflected on the balance sheet as Goodwill in the amount of $2,204.

(c)	OOCI’s Discontinued Operations were not acquired in the transaction.

(d)	Adjustment represents amortization of acquired identifiable intangible assets of Orbit One Communications, LLC based on estimated lives ranging from 1 to 9 years. Goodwill amortization is not recorded in accordance with the provisions of Statement of Financial Accounting Standards Board No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets.”

(e)	Adjustment assumes foregone interest income at the rate of 5% for the cash used to purchase the assets of OOCI.

(f)	Adjustments to income tax provision relating to income statement adjustments above, assuming a statutory federal and state income tax rate of 40% for period indicated.

(g)	To eliminate OOCI’s equity and to record the assets acquired, liabilities assumed and the goodwill as of June 30, 2007 resulting from the acquisition based on the following computations, estimates, and assumptions:

Purchase price:	$5,500
Plus transactions costs	318

Total purchase price	5, 818

Less fair value of assets acquired:
Fair value of assets acquired:
Net receivables	454
Prepaid assets	464
Inventory	1,163
Property, plant and equipment	647
Other intangibles, net	940
Software, net	1,283
Deposits	16

Fair value of liabilities assumed:
Accrued liabilities	(239)
Capital lease obligations	(8)
Deferred revenues	(1,106)

Fair value of net assets acquired	3,614

Goodwill resulting from acquisition	$2,204